SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP



       The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants herby consent to the use of our name and the use of our opinion dated March 8, 2001 on the consolidated financial statements of Paradigm Advanced Technologies, Inc. (the "Company") included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended December 31, 2000.


                                                 "Schwartz Levitsky Feldman llp"
      Toronto, Ontario                                     Chartered Accountants
      March 29, 2001



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